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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported)    March 30, 1998
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                               TCA Cable TV, Inc.
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             (Exact name of registrant as specified in its charter)


          Texas                      0-11478               75-1798185
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(State or other jurisdiction       (Commission            (IRS Employer
     of incorporation              File Number)        Identification No.)


        3015 S.S.E. Loop 323, Tyler, Texas                     75701
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     (Address of principal executive offices)                (Zip Code)


 Registrant's telephone number, including area code    (903) 595-3701
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ITEM 4.  CHANGES IN THE REGISTRANT'S CERTIFYING ACCOUNTANT.

         (a) On March 30, 1998, TCA Cable TV, Inc. (the "Company") dismissed Coopers & Lybrand L.L.P. ("Coopers & Lybrand") as its principal independent accountants. The decision to dismiss Coopers & Lybrand was approved by the Company's Board of Directors as well as the Audit Committee of the Board of Directors. Coopers & Lybrand's report on the Company's financial statements for each of the fiscal years ended October 31, 1997 and 1996 did not contain an adverse opinion or disclaimer of opinion. Neither were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

         During the Company's past two fiscal years and the periods following October 31, 1997, there were no disagreements between the Company and Coopers & Lybrand on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which if not resolved to the satisfaction of Coopers & Lybrand would have caused it to make reference to the subject matter(s) of the disagreement(s) in connection with its reports.

         A letter from Coopers & Lybrand confirming the statements contained in this Item 4(a) is filed as an exhibit to this Current Report on Form 8-K.

         (b) On March 27, 1998, the Company retained KPMG Peat Marwick LLP to serve as the Company's principal independent accountants. During the Company's past two fiscal years and the periods following October 31, 1997, the Company did not consult KPMG Peat Marwick LLP regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company's financial statements.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)     Exhibits:

                 (16)     Letter re change in certifying accountant.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              TCA CABLE TV, INC.



Date: 4/2/98                                  /S/ Jimmie F. Taylor
                                              ---------------------------------
                                                  Jimmie F. Taylor,
                                                  Senior Vice President, Chief
                                                  Financial Officer and
                                                  Treasurer





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                                 EXHIBIT INDEX


Exhibit No.               Description
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     16                   Letter re change in certifying accountant.





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